EXHIBIT 10.11

FUNDING AGREEMENT

FUNDING AGREEMENT entered into on May 11, 2007 between VidShadow, Inc. (“Investor”), and MyNuMo, LLC, (“Company”) whose mailing address in California in 1801 Century Park East, Suite 2160 Los Angeles, CA 90067 (“Company”). Whereby  Investor is engaged to provide the company with working capital as an Equity Investment.

For good and valuable consideration, it is hereby acknowledged, the parties agree to terms as follows:

Amount

Investor shall provide to Company no less than $50,000.00, provided in full on or before May 16, 2007.

Consideration

A)

Company shall grant Investor, upon funding, 5% of the LLC membership.

B)

VS has an option to invest further at a $1.5 million post-money valuation up to an amount of $500k until such time there are other investors.

C)

VS is granted an option to acquire total company at price of $1.5 million for a period of 90 days from agreement.

D)

After investment of $100k in total, VS has invitation to join the Board of Directors ( as a manager of the LLC) – VS to designate individual

E)

VS and/or designee shall have access to review accounting records and third party and management agreements upon five (5) days notice.

F)

Legal fees for the drafting of a formal agreement and any needed amendments of the LLC agreement, to be paid by VS above and beyond the $50k investment.

Use of Funds

A minimum of $20,000 of the investment shall be treated as a separate accounting item and allocated for marketing and business development expenses mutually agreed upon by VS and the managers of MyNuMo LLC, said agreement not to be unreasonably withheld.

Co-Branding

A)

MyNuMo will enable standard revenue sharing for VS uploaded content on Co-Branded Mobile Content Pages and Co-Branded MyNuMo Registration Page.

B)

VS will feature links to Co-Branded Mobile Content Pages and the Co-Branded MyNuMo Registration Page.

C)

VS will introduce all partners to the Co-Branded Mobile Content Pages and the Co-Branded MyNuMo Registration Page.

Defined as the following examples:

1)

Co-branded Mobile Content Pages:

This is a page with VS look and feel residing on MyNuMo, for example:

http://www.mynumo.com/3Hmobile

or a page residing on VS using the MyNuMo tools (links and/or Flash Object) offering mobile content.

Example: http://www.chometones.com.

2)

Co-Branded Registration Pages:

A registration page with VS look and feel residing on MyNumo, for example: http://mynumo.com/vour-vision-registration122906.php

Ad Serving & On-Site Advertising

A) VS shall provide ad serving services and representation on CPM ads on both MyNumo.com and Co-Branded Pages, sharing 50% of the revenue

B) MyNuMo will advertise the VS and ION Network pages/products on the MyNuMo website

Jurisdiction. This agreement shall be governed by the laws of the State of California.

The following signatures represent that the Parties have read this Agreement in its entirety, and by their execution below have agreed to all its terms and conditions.

ACCEPTED AND AGREED:

Vidshadow, Inc.

 MyNuMo, LLC

By:  /s/ Dave Behar

By: /s/ William Volk

Dave Behar, CEO

William Volk, CEO

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